EXHIBIT 5.1

                            OPINION OF LEGAL COUNSEL

                              COBB & EISENBERG LLC
                               315 Post Road West
                           Westport, Connecticut 06881
                                 (203) 222-9560

                                  July 8, 1998




Poore Brothers, Inc.
3500 South La Cometa Drive
Goodyear, Arizona 85338

         Re:      Registration Statement on Form S-3 (Amendment No. 1)
                  ----------------------------------------------------

Dear Sirs:

                  We have acted as counsel to Poore Brothers, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (Amendment No. 1) (the "Registration Statement") relating to a proposed offering from time to time of up to 2,604,717 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock to be registered consist of: (i) 195,000 shares of Common Stock (the "Stockholder Shares") previously issued by the Company; (ii) 300,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of a Warrant (the "Financing Warrant") issued by the Company to Westminster Capital, Inc. in September 1996; and (iii) 2,109,717 shares of Common Stock (the "Debenture Shares") issuable upon conversion of outstanding 9% Convertible Debentures due July 1, 2002 (the "Debentures") issued by the Company to Renaissance Capital Growth & Income Fund III, Inc. and Wells Fargo Small Business Investment Company, Inc. in May 1995. The Registration Statement will be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.

                  As such counsel, we have examined copies of (i) the Certificate of Incorporation, as amended to date, and the By-laws of the Company, and (ii) the Registration Statement and prospectus included therein. We have also examined originals, certified, conformed or photostatic copies, of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In such examinations, we have assumed the completion of all requisite corporate actions and authorizations prior to the effectiveness of the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies, and the authenticity of all originals of such copies. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

                  Based upon the foregoing, we are of the opinion that:

         (a) the Stockholder Shares have been validly authorized and issued and are fully paid and non-assessable;

         (b) the Warrant Shares have been validly authorized and will, when issued in accordance with the terms of the Warrant, be validly issued, fully-paid and non-assessable; and

         (c) the Debenture Shares have been validly authorized and will, when issued in accordance with the terms of the Debentures, be validly issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the present corporate laws of the State of Delaware and the present federal laws of the United States. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         We consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Cobb & Eisenberg LLC

                                        COBB & EISENBERG LLC
                                       19